Exhibit 99.1

Wikifamilies SA - Nyon
BALANCE SHEET AS OF 31 MARCH

			Exchange Rate
	Note	3/31/2011	1.091716026
ASSETS
		CHF	US$
Current Assets
Bank accounts		37,924	41,402

Share capital to be paid		50,000	54,586

Other receivable		1	1

Total Current Assets		87,925	95,989

Fixed Assets
Tangible fixed assets
Hardware / Sofware, net		14,772	16,127

Intangible fixed assets
Incorporation Costs, net		9,538	10,413
Research & Development Cost, net		20,000	21,834

Total Fixed Assets		44,310	48,374

Total Assets		132,235	144,363

LIABILITIES & EQUITIES

Liabilities
Other current Liabilities + social sec.		8,081	8,822

Long Term Liabilities
Inter-company loans		50,000	54,586

Total Liabilities		58,081	63,408

Shareholders'Equity
Share Capital		100,000	109,172
Net Loss		-25,846	-28,216

Total Liabilities & Equity		132,235	144,363

Wikifamilies SA - Nyon
Profit and Loss Account
for the period of Incorporation on February 15, 2011 through March 31, 2011

	Note	2011

		CHF	US$
Income		0	0

Direct costs		0	0

Gross Profit		0	0

Overheads Expenses
Payroll & Soc. Security expenses		11,381	12,425
Accounting Fees		2,200	2,402
Legal Fees		10,000	10,917
Partner Fees		0	0
Total expenses		23,581	25,744

Provision on depreciation
Depreciation on tangible assets		379	414
Depreciation on intangible assets		162	177
Total provision on depreciation		541	590

Net loss after depreciation		24,122	26,334

Interest income and exchange gains
Bank Services Charges and exchange losses		1,725	1,883

Net loss before Taxes		25,846	28,217

Taxes		0	0

Net Loss		25,846	28,217